FOR IMMEDIATE RELEASE

JMAR COMMON STOCK TO BE QUOTED INITIALLY ON PINK SHEETS, FOLLOWED BY TRADING ON OTC BULLETIN BOARD

SAN DIEGO, California (December 22, 2006) – JMAR Technologies, Inc. (NASDAQ: JMAR), a leading innovator in the development of laser-based technology and x-ray processes for imaging, analysis and fabrication at the nanoscale, announced the receipt of a notification from Nasdaq following the Company’s appeal to a Nasdaq Listing Qualifications Panel on December 14, 2006 that the common stock of the Company will be delisted from The Nasdaq Capital Market effective with the open of business on Tuesday, December 26, 2006. The Nasdaq notice stated that the Panel’s determination was based on JMAR’s previously announced failure to satisfy the $1 bid price requirement and the $2.5 million shareholders’ equity requirement.

Commencing with the open of trading on December 26, 2006, the Company’s common stock will initially be quoted on the “Pink Sheets,” but the Company expects that its shares will soon be quoted on The OTC Bulletin Board following the approval by the NASD of an application by one or more market makers to continue quoting in the Company’s common stock. The Company understands that at least one market maker has already prepared such an application with the goal of commencing quotations immediately on the OTC Bulletin Board. The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (OTC) equity securities. An OTC equity security generally is any equity that is not listed or traded on Nasdaq or a national securities exchange.

Chief Executive Officer and President C. Neil Beer noted that the delisting from The Nasdaq Capital Market would not affect the Company’s ability to conduct its business. “We will continue to execute on our strategy and work towards improving both our top and bottom line.” Dr. Beer also stated that the delisting has alleviated the need to pursue a reverse stock split, as previously planned to satisfy the minimum share price requirement.

About JMAR

JMAR Technologies, Inc. is a leading innovator in the development of laser-based technology and x-ray processes for nano-scale imaging, analysis and fabrication. The Company is leveraging more than a decade of laser and photonics research to develop a portfolio of products with commercial applications in rapidly growing industries, while continuing to carry out research and development for the U.S. Government.

JMAR’s flagship commercialization product, BioSentry™, is a contamination warning system for waterborne microorganisms. BioSentry™ uses laser-based, multi-angle light scattering technology to provide continuous, on-line, real-time monitoring for harmful microorganisms. BioSentry™ is targeted toward a number of applications across multiple markets, including homeland security, the cruise ship and beverage industries, pharmaceutical companies, and municipal water utilities.

JMAR’s pursuit of leading edge products targets nanotechnology, bioscience and the semiconductor industries with its BriteLight™ laser, a stand-alone product as well as the x-ray light source in nanolithography systems; the X-ray Microscope for 3D visualization of single cells and polymers; and the X-ray NanoProbe for enabling nano-scale interaction, analysis and materials modification. In addition, JMAR employs key strategic alliances for the production of a hazardous materials chemical sensor, and the prototyping and production of a nanoparticle ultra-thin coating system.

Contact Information:

JMAR Technologies, Inc.

Dennis Valentine Chief Financial Officer Phone: 858-946-6800

This news release contains certain “forward-looking statements.” Forward-looking statements are based on current expectations and assumptions and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and many of which are beyond the Company’s control. Actual results could differ materially from these forward-looking statements as a result of a number of factors, including the risk that the transition of the trading or quotation of our shares of common stock to the OTC Bulletin Board or to the “Pink Sheets” may have an adverse effect on the price or liquidity of our shares of common stock, including a possible decline in the number of market makers who are willing to make a market in our stock, and our ability to engage in certain financing transactions on terms as favorable as when the Company’s shares were traded on The Nasdaq Stock Market, the performance validation tests of the BioSentry Beta units are not successfully completed due to unforeseen issues with the installation and operation of the units outside of the controlled environment of JMAR’s facility, delays in completion of the X-ray Microscope and X-ray Nano Probe prototypes and transition to production units, the failure of the technology to perform as predicted, competition from alternative technologies, uncertainties as to the size of the markets , cost and margins for JMAR’s products, failure to obtain market acceptance, current or future government regulations affecting the use of JMAR’s products, the lack of availability of critical components, the degree of protection from future patents, other risks associated with the development or acquisition of new products or technologies and those risks detailed in the Company’s Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended September 30, 2006 filed with the SEC. Given these risks and uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements and no assurances can be given that such statements will be achieved. JMAR Technologies, Inc. does not assume any duty to publicly update or revise the material contained herein.